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                                                                     EXHIBIT 3.1


                                     FILED
                              IN THE OFFICE OF THE
                           SECRETARY OF STATE OF THE
                                STATE OF NEVADA
                                  AUG 08 1996
                                  NO. C1694796
                                /s/ DEAN HELLER
                        DEAN HELLER, SECRETARY OF STATE


                           ARTICLES OF INCORPORATION

                                       OF

                            INVESTMENT AGENTS, INC.

FIRST.                  THE NAME OF THE CORPORATION IS:

                            INVESTMENT AGENTS, INC.


     SECOND. ITS REGISTERED OFFICE IN THE STATE OF NEVADA IS LOCATED AT 3305 WEST SPRING MOUNTAIN ROAD, SUITE # 60-24, LAS VEGAS, NEVADA 89102. THIS CORPORATION MAY MAINTAIN ANY OFFICE, OR OFFICES, IN SUCH OTHER PLACE WITHIN OR WITHOUT THE STATE OF NEVADA AS MAY BE FROM TIME TO TIME DESIGNATED BY THE BOARD OF DIRECTORS, OR BY THE BY-LAWS OF SAID CORPORATION, AND THAT THIS CORPORATION MAY CONDUCT ALL CORPORATION BUSINESS OF EVERY KIND AND NATURE, INCLUDING THE HOLDING OF ALL MEETINGS OF DIRECTORS AND STOCKHOLDERS, OUTSIDE THE STATE OF NEVADA AS WELL AS WITHIN THE STATE OF NEVADA.

     THIRD. THE OBJECTS FOR WHICH THIS CORPORATION IS FORMED ARE: TO ENGAGE IN ANY LAWFUL ACTIVITY, INCLUDING, BUT NOT LIMITED TO THE FOLLOWING:

     (A) SHALL HAVE SUCH RIGHTS, PRIVILEGES AND POWERS AS MAY BE CONFERRED UPON CORPORATIONS BY ANY EXISTING LAW.

     (B) MAY AT ANY TIME EXERCISE SUCH RIGHTS, PRIVILEGES AND POWERS, WHEN NOT INCONSISTENT WITH THE PURPOSES AND OBJECTS FOR WHICH THIS CORPORATION IS ORGANIZED.

     (C) SHALL HAVE POWER TO HAVE SUCCESSION BY ITS CORPORATE NAME FOR THE PERIOD LIMITED IN ITS CERTIFICATE OR ARTICLES OF INCORPORATION, AND WHEN NO PERIOD IS LIMITED, PERPETUALLY, OR UNTIL DISSOLVED AND ITS AFFAIRS WOUND UP ACCORDING TO LAW.

     (D) SHALL HAVE POWER TO SUE AND BE SUED IN ANY COURT OF LAW OR EQUITY.

     (E) SHALL HAVE POWER TO MAKE CONTRACTS.

     (F) SHALL HAVE POWER TO HOLD, PURCHASE AND CONVEY REAL AND PERSONAL ESTATE AND TO MORTGAGE OR LEASE ANY SUCH REAL AND PERSONAL ESTATE WITH ITS FRANCHISES. THE POWER TO HOLD REAL AND PERSONAL ESTATE SHALL INCLUDE THE POWER TO TAKE THE SAME BY DEVISE OR BEQUEST IN THE STATE OF NEVADA, OR IN ANY OTHER STATE, TERRITORY OR COUNTRY.

     (G) SHALL HAVE POWER TO APPOINT SUCH OFFICERS AND AGENTS AS THE AFFAIRS OF THE CORPORATION SHALL REQUIRE, AND TO ALLOW THEM SUITABLE COMPENSATION.





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     (H) SHALL HAVE POWER TO MAKE BY-LAWS NOT INCONSISTENT WITH THE
CONSTITUTION OR LAW OF THE UNITED STATES, OR OF THE STATE OF NEVADA, FOR THE MANAGEMENT, REGULATION AND GOVERNMENT OF ITS AFFAIRS AND PROPERTY, THE TRANSFER OF ITS STOCK, THE TRANSACTION OF ITS BUSINESS AND THE CALLING AND HOLDING OF MEETINGS OF ITS STOCKHOLDERS.

     (I) SHALL HAVE POWER TO WIND UP AND DISSOLVE ITSELF, OR BE WOUND UP OR DISSOLVED.

     (J) SHALL HAVE POWER TO ADOPT AND USE A COMMON SEAL OR STAMP, AND ALTER THE SAME AT PLEASURE. THE USE OF THE SEAL OR STAMP BY THE CORPORATION ON ANY CORPORATE DOCUMENTS IS NOT NECESSARY. THE CORPORATION MAY USE A SEAL OR STAMP, IF IT DESIRES, BUT SUCH USE OR NONUSE SHALL NOT IN ANY WAY AFFECT THE LEGALITY OF THE DOCUMENT.

     (K) SHALL HAVE POWER TO BORROW MONEY AND CONTRACT DEBTS WHEN NECESSARY FOR THE TRANSACTION OF ITS BUSINESS, OR FOR THE EXERCISE OF ITS CORPORATE RIGHTS, PRIVILEGES OR FRANCHISE OR FOR ANY OTHER LAWFUL PURPOSE OF ITS INCORPORATION; TO ISSUE BONDS, PROMISSORY NOTES, BILLS OF EXCHANGE, DEBENTURES, AND OTHER OBLIGATIONS AND EVIDENCES OF INDEBTEDNESS, PAYABLE AT A SPECIFIED TIME OR TIMES, OR PAYABLE UPON THE HAPPENING OF A SPECIFIED EVENT OR EVENTS, WHETHER SECURED BY MORTGAGE, PLEDGE OR OTHERWISE, OR UNSECURED, FOR MONEY BORROWED, OR IN PAYMENT FOR PROPERTY PURCHASED, OR ACQUIRED, OR FOR ANY OTHER LAWFUL OBJECT.

     (L) SHALL HAVE POWER TO GUARANTEE, PURCHASE, HOLD, SELL, ASSIGN, TRANSFER, MORTGAGE, PLEDGE OR OTHERWISE DISPOSE OF THE SHARES OF THE CAPITAL STOCK OF, OR ANY BONDS, SECURITIES OR EVIDENCES OF THE INDEBTEDNESS CREATED BY, ANY OTHER CORPORATION OR CORPORATIONS OF THE STATE OF NEVADA, OR ANY OTHER STATE OR GOVERNMENT, AND, WHILE OWNERS OF SUCH STOCK, BONDS, SECURITIES OR EVIDENCES OF INDEBTEDNESS, TO EXERCISE ALL THE RIGHTS, POWERS AND PRIVILEGES OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE, IF ANY.

     (M) SHALL HAVE POWER TO PURCHASE, HOLD, SELL AND TRANSFER SHARES OF ITS OWN CAPITAL STOCK, AND USE THEREFOR ITS CAPITAL, CAPITAL SURPLUS, SURPLUS, OR OTHER PROPERTY OR FUND.

     (N) SHALL HAVE POWER TO CONDUCT BUSINESS, HAVE ONE OR MORE OFFICES, AND HOLD, PURCHASE, MORTGAGE AND CONVEY REAL AND PERSONAL PROPERTY IN THE STATE OF NEVADA, AND IN ANY OF THE SEVERAL STATES, TERRITORIES, POSSESSIONS AND DEPENDENCIES OF THE UNITED STATES, THE DISTRICT OF COLUMBIA, AND ANY FOREIGN COUNTRIES.


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     (O) SHALL HAVE POWER TO DO ALL AND EVERYTHING NECESSARY AND PROPER FOR THE
ACCOMPLISHMENT OF THE OBJECTS ENUMERATED IN ITS CERTIFICATE OR ARTICLES OF INCORPORATION OR ANY AMENDMENT THEREOF, OR NECESSARY OR INCIDENTAL TO THE PROTECTION AND THE BENEFIT OF THE CORPORATION, AND, IN GENERAL, TO CARRY ON ANY LAWFUL BUSINESS NECESSARY OR INCIDENTAL TO THE ATTAINMENT OF THE OBJECTS OF THE CORPORATION, WHETHER OR NOT SUCH BUSINESS IS SIMILAR IN NATURE TO THE OBJECTS SET FORTH IN THE CERTIFICATE OR ARTICLES OF INCORPORATION OF THE CORPORATION, OR ANY AMENDMENT THEREOF.

     (P) SHALL HAVE POWER TO MAKE DONATIONS FOR THE PUBLIC WELFARE OR FOR THE CHARITABLE, SCIENTIFIC OR EDUCATIONAL PURPOSES.

     (Q) SHALL HAVE POWER TO ENTER INTO PARTNERSHIPS, GENERAL OR LIMITED, OR JOINT VENTURE, IN CONNECTION WITH ANY LAWFUL ACTIVITIES.

     FOURTH. THAT THE TOTAL NUMBER OF VOTING COMMON STOCK AUTHORIZED THAT BE ISSUED BY THE CORPORATION IS TWENTY-FIVE THOUSAND (25,000) SHARES OF STOCK WITHOUT NOMINAL OR PAR VALUE AND NO OTHER CLASS OF STOCK SHALL BE AUTHORIZED. SAID SHARES BE ISSUED BY THE CORPORATION FROM TIME TO TIME FOR SUCH CONSIDERATIONS AS MAY BE FIXED BY BOARD OF DIRECTORS.

     FIFTH. THE GOVERNING BOARD OF THIS CORPORATION SHALL BE KNOWN AS DIRECTORS AND THE NUMBER OF DIRECTORS MAY FROM TIME TO TIME BE INCREASED OR DECREASED IN SUCH MANNER AS SHALL BE PROVIDED BY THE BY-LAWS OF THIS CORPORATION, PROVIDING THAT THE NUMBER OF DIRECTORS SHALL NOT BE REDUCED TO FEWER THAN ONE (1).

THE NAME AND POST OFFICE ADDRESS OF THE FIRST BOARD OF DIRECTORS SHALL BE ONE
(1) IN NUMBER AND LISTED AS FOLLOWS:

NAME POST OFFICE ADDRESS

JEFF BENTOW 3305 WEST SPRING MOUNTAIN ROAD #60-24 LAS VEGAS, NEVADA 89102

     SIXTH. THE CAPITAL STOCK, AFTER THE AMOUNT OF THE SUBSCRIPTION PRICE, OR PAR VALUE, HAS BEEN PAID IN, SHALL NOT BE SUBJECT TO ASSESSMENT TO PAY THE DEBTS OF THE CORPORATION.

     SEVENTH. THE NAME AND POST OFFICE ADDRESS OF THE INCORPORATOR SIGNING THE ARTICLES OF INCORPORATION IS AS FOLLOWS:



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NAME
POST OFFICE ADDRESS

RAY REYNOLDS 3305 WEST SPRING MOUNTAIN ROAD #60-24 LAS VEGAS, NEVADA 89102

     EIGHTH. THE RESIDENT AGENT FOR THIS CORPORATION SHALL BE:

          O.B.I. FINANCIAL, INC., CORPORATE # 14476-95

THE ADDRESS OF SAID AGENT, AND, THE REGISTERED OR STATUTORY ADDRESS OF THIS CORPORATION IN THE STATE OF NEVADA, SHALL BE:

                    3306 WEST SPRING MOUNTAIN ROAD
                    SUITE #60-24
                    LAS VEGAS, NEVADA 89102

     NINTH. THE CORPORATION IS TO HAVE PERPETUAL EXISTENCE.

     TENTH. THE FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

     SUBJECT TO THE BY-LAWS, IF ANY, ADOPTED BY THE STOCKHOLDERS, TO MAKE, ALTER OR AMEND THE BY-LAWS OF THE CORPORATION.

     TO FIX THE AMOUNT TO BE RESERVED AS WORKING CAPITAL OVER AND ABOVE ITS CAPITAL STOCK PAID IN; TO AUTHORIZE AND CAUSE TO BE EXECUTED, MORTGAGES AND LIENS UPON THE REAL AND PERSONAL PROPERTY OF THIS CORPORATION.

     BY RESOLUTION PASSED BY A MAJORITY OF THE WHOLE BOARD, TO DESIGNATE ONE (1) OR MORE COMMITTEES, EACH COMMITTEE TO CONSIST OF ONE OR MORE OF THE DIRECTORS OF THE CORPORATION, WHICH, TO THE EXTENT PROVIDED IN THE RESOLUTION, OR IN THE BY-LAWS OF THE CORPORATION, SHALL HAVE AND MAY EXERCISE THE POWERS OF THE BOARD OF DIRECTORS IN THE MANAGEMENT OF THE BUSINESS AND AFFAIRS OF THE CORPORATION. SUCH COMMITTEE, OR COMMITTEES, SHALL HAVE SUCH NAME, OR NAMES, AS MAY BE STATED IN THE BY-LAWS OF THE CORPORATION, OR AS MAY BE DETERMINED FROM TIME TO TIME BY RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS.

     WHEN AND AS AUTHORIZED BY THE AFFIRMATIVE VOTE OF THE STOCKHOLDERS HOLDING STOCK ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER GIVEN AT A STOCKHOLDERS MEETING CALLED FOR THAT PURPOSE, OR WHEN AUTHORIZED BY THE WRITTEN CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE VOTING STOCK ISSUED AND OUTSTANDING, THE BOARD OF DIRECTORS SHALL HAVE POWER AND AUTHORIZE AT ANY MEETING TO SELL, LEASE OR EXCHANGE ALL OF THE PROPERTY AND ASSETS OF THE


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CORPORATION, INCLUDING ITS GOOD WILL AND ITS CORPORATE FRANCHISES, UPON SUCH
TERMS AND CONDITIONS AS ITS BOARD OF DIRECTORS DEEMS EXPEDIENT AND FOR THE BEST INTERESTS OF THE CORPORATION.

     ELEVENTH. NO SHAREHOLDER SHALL BE ENTITLED AS A MATTER OF RIGHT TO SUBSCRIBE FOR OR RECEIVE ADDITIONAL SHARES OF ANY CLASS OF STOCK OF THE CORPORATION, WHETHER NOW OR HEREAFTER, AUTHORIZED, OR ANY BONDS, DEBENTURES OR SECURITIES CONVERTIBLE INTO STOCK, BUT SUCH ADDITIONAL SHARE OF STOCK OR OTHER SECURITIES CONVERTIBLE INTO STOCK MAY BE ISSUED OR DISPOSED OF BY THE BOARD OF DIRECTORS TO SUCH PERSONS AND ON SUCH TERMS AS IN ITS DESCRIPTION IT SHALL DEEM ADVISABLE.

     TWELFTH. NO DIRECTOR OR OFFICER OF THE CORPORATION SHALL BE PERSONALLY LIABLE TO THE CORPORATION OR ANY OF ITS STOCKHOLDERS FOR DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR OR OFFICER INVOLVING ANY ACT OR OMISSION OF ANY SUCH DIRECTOR OR OFFICER, PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT ELIMINATE OR LIMIT THE LIABILITY OF A DIRECTOR OR OFFICER (I) FOR ACTS OR OMISSIONS WHICH INVOLVE INTENTIONAL MISCONDUCT, FRAUD OR A KNOWING VIOLATION OF LAW, OR (II) THE PAYMENT OF DIVIDENDS IN VIOLATION OF SECTION 78.300 OF THE NEVADA REVISED STATUTES. ANY REPEAL OR MODIFICATION OF THIS ARTICLE BY THE STOCKHOLDERS OF THE CORPORATION SHALL BE PROSPECTIVE ONLY, AND SHALL NOT ADVERSELY AFFECT ANY LIMITATION ON THE PERSONAL LIABILITY OF A DIRECTOR OR OFFICER OF THE CORPORATION FOR ACTS OR OMISSIONS PRIOR TO SUCH REPEAL OR MODIFICATION.

     THIRTEENTH. THIS CORPORATION RESERVES THE RIGHT TO AMEND, ALTER, CHANGE OR REPEAL ANY PROVISION CONTAINED IN THE ARTICLES OF INCORPORATION, IN THE MANNER NOW OR HEREAFTER PRESCRIBED BY STATUTE, OR BY THE ARTICLES OF INCORPORATION, AND ALL RIGHTS CONFERRED UPON STOCKHOLDERS HEREIN ARE GRANTED SUBJECT TO THIS RESERVATION.

     I, THE UNDERSIGNED, BEING THE INCORPORATOR HEREIN BEFORE NAMED FOR THE PURPOSE OF FORMING A CORPORATION PURSUANT TO THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA, DO MAKE AND FILE THESE ARTICLES OF INCORPORATION, HEREBY DECLARING AND CERTIFYING THAT THE FACTS HEREIN STATED ARE TRUE, AND ACCORDINGLY HAVE HEREUNTO SET MY HAND.


THIS 17TH DAY OF JUNE 1996.

/s/ RAY REYNOLDS
--------------------------------------------------
RAY REYNOLDS








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STATE OF CALIFORNIA

COUNTY OF ORANGE

ON 6-17-96 BEFORE ME, DAVID BOYD, NOTARY PUBLIC PERSONALLY APPEARED RAY REYNOLDS, PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE PERSON WHOSE NAME IS SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME IN HIS AUTHORIZED CAPACITY, AND THAT BY HIS SIGNATURE ON THE INSTRUMENT THE PERSON, OR THE ENTITY UPON BEHALF OF WHICH THE PERSON ACTED, EXECUTED THE INSTRUMENT.


             FILED                                         DAVID L. BOYD
      IN THE OFFICE OF THE                                COMM. # 1001920
   SECRETARY OF STATE OF THE               [SEAL]   Notary Public -- California
        STATE OF NEVADA                                    ORANGE COUNTY
          AUG 08 1996                              My Comm. Expires AUG 24, 1997

No. C16947-96
   ----------------------------                WITNESS MY HAND AND OFFICIAL SEAL
          /S/ DEAN HELLER
                                                      /s/ DAVID L. BOYD
DEAN HELLER, SECRETARY OF STATE                ---------------------------------


I, RAY REYNOLDS, OF O.B.I. FINANCIAL, INC., CORPORATE # 14476-95 AT 3305 WEST SPRING MOUNTAIN ROAD #60-24, LAS VEGAS, NEVADA 89102, HEREBY ACCEPT AS RESIDENT AGENT FOR INVESTMENT AGENTS, INC.

DATE   6-17-96
     ------------------------------

SIGNATURE  /s/ RAY REYNOLDS
         --------------------------
               RAY REYNOLDS
               RESIDENT AGENT



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Filed # C-16947-96
November 29, 2000
In the Office of Dean Heller
Secretary of State

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                                                                       Filed by:

                             INVESTMENT AGENTS, INC.
                         -------------------------------
                               Name of Corporation


        We the undersigned PAMELA RAY STINSON, President
                           -----------------------------------------------------
                            President or Vice President

RAMON ROBERT ACHA, Secretary                   of INVESTMENT AGENTS, INC.
--------------------------------------------------------------------------------
Secretary or Assistant Secretary            Name of Corporation

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of November, 2000, adopted a resolution to amend the original articles as follows:

        RESOLVED: That Article Fourth of the Articles of Incorporation be amended to read in full as follows:

        "FOURTH. THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWENTY-FIVE MILLION (25,000,000). THE PAR VALUE OF EACH OF SUCH SHARES IS $.001. ALL SUCH SHARES ARE ONE CLASS AND ARE SHARES OF COMMON STOCK. UPON THE AMENDMENT OF THIS SECTION TO READ AS HEREINABOVE SET FORTH, EACH ONE (1) OUTSTANDING SHARES IS SPLIT, RECONSTITUTED AND CONVERTED INTO ONE HUNDRED (100) SHARES."

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 19,700; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. I declare under penalty of perjury that the foregoing is true and correct.

        Executed this 29th day of November, 2000 at San Bernardino County, California.



                                       /s/ Pamela Ray Stinson
                                       -----------------------------------------
                                       Pamela Ray Stinson
                                       President

                                       /s/ Ramon Robert Acha
                                       -----------------------------------------
                                       Ramon Robert Acha
                                       Secretary